                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         FULTON FINANCIAL CORPORATION
              --------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                 Pennsylvania
                       ---------------------------------
                        (State or other jurisdiction of
                        incorporation or organization)

                                  23-2195389
                       ---------------------------------
                               (I.R.S. Employer
                            Identification Number)

                                One Penn Square
                                 P.O. Box 4887
                             Lancaster, PA  17604
           --------------------------------------------------------
                   (Address of Principal Executive Offices)

           Fulton Financial Corporation Employee Stock Purchase Plan
          ----------------------------------------------------------
                           (Full title of the plan)


                                        with copy to:
Rufus A. Fulton, Jr., Chairman,         Nancy Mayer Hughes, Esquire
President and Chief Executive Officer   Barley, Snyder, Senft & Cohen, LLC
Fulton Financial Corporation            126 East King Street
One Penn Square, P.O. Box 4887          Lancaster, PA 17602-2893
Lancaster, PA 17604                     (717) 299-5201

              --------------------------------------------------
                    (Name and address of agent for service)

                                (717) 291-2411
                  ------------------------------------------
                    (Telephone number of agent for service)


                        Calculation of Registration Fee
                        -------------------------------

==================================================================================================
                                                Proposed             Proposed           Amount
                                Amount          maximum              maximum              of
   Title of securities          to be           offering            aggregate        registration
    to be registered          registered     price per unit*       offering price        fee
--------------------------------------------------------------------------------------------------
Common Stock                    550,000      $  20.50              $11,275,000.00    $ 3134.45
$2.50 par value per share
==================================================================================================

* Determined, in accordance with Rule 457(c) and (h), upon the basis of the average of the high and low prices reported on the NASDAQ National Market System as of June 21, 1999, of the $2.50 par value per share common stock of Fulton Financial Corporation.

     The contents of the earlier Registration Statement No. 33 -5965 filed with the Securities and Exchange Commission are hereby incorporated by reference.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on April 27, 1999.

                                        FULTON FINANCIAL CORPORATION

Attest: /s/ William R. Colmery          By: /s/ Rufus A. Fulton, Jr.
        ---------------------------         ------------------------------------
        William R. Colmery,                     Rufus A. Fulton, Jr., President
        Secretary                               and Chief Financial Officer

(corporate seal)

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                     Capacity                      Date
          ---------                     --------                      ----
/s/ Jeffrey G. Albertson                Director                      April 27, 1999
------------------------------
    (Jeffrey G. Albertson)

                                        Director                      April 27, 1999
------------------------------
     (James R. Argires)

/s/ Richard J. Ashby, Jr                Executive Vice President      April 27, 1999
------------------------------
    (Richard J. Ashby, Jr.)

/s/ Donald M. Bowman, Jr                Director                      April 27, 1999
------------------------------
    (Donald M. Bowman, Jr.)


/s/ Beth Ann L. Chivinski               Senior Vice President and     April 27, 1999
------------------------------          Controller (Principal
    (Beth Ann L. Chivinski)             Accounting Officer

/s/ Harold D. Chubb                     Director                      April 27, 1999
------------------------------
    (Harold D. Chubb)

/s/ William H. Clark, Jr.               Director                      April 27, 1999
------------------------------
    (William H. Clark, Jr.)

/s/ Martin D. Cohen                     Director                      April 27, 1999
------------------------------
    (Martin D. Cohen)

/s/ Frederick B. Fichthorn              Director                      April 27, 1999
------------------------------
    (Frederick B. Fichthorn)

          Signature                     Capacity                           Date
          ---------                     --------                           ----
/s/  Patrick J. Freer                   Director                           April 27, 1999
------------------------------
     (Patrick J. Freer)


/s/  Rufus A. Fulton, Jr                Chairman, President, Chief         April 27, 1999
------------------------------          Executive Officer and Director
     (Rufus A. Fulton, Jr.)             (Principal Executive Officer

/s/  Eugene H. Gardner                  Director                           April 27, 1999
------------------------------
     (Eugene H. Gardner)

/s/  Robert D. Garner                   Chairman of the Board              April 27, 1999
------------------------------          and Director
     (Robert D. Garner)

/s/  Daniel M. Heisey                   Director                           April 27, 1999
------------------------------
     (Daniel M. Heisey)

/s/  Charles V. Henry III               Director                           April 27, 1999
------------------------------
     (Charles V. Henry, III)

/s/  J. Robert Hess                     Director                           April 27, 1999
------------------------------
     (J. Robert Hess)

/s/  Carolyn R. Holleran                Director                           April 27, 1999
------------------------------
     (Carolyn R. Holleran)

/s/  Clyde W. Horst                     Director                           April 27, 1999
------------------------------
     (Clyde W. Horst)

/s/  Samuel H. Jones, Jr.               Director                           April 27, 1999
------------------------------
     (Samuel H. Jones, Jr.)

/s/  Donald W. Lesher, Jr.              Director                           April 27, 1999
------------------------------
     (Donald W. Lesher, Jr.)

/s/  Joseph J. Mowad, M.D.              Director                           April 27, 1999
------------------------------
     (Joseph J. Mowad, M.D.)

/s/  Charles J. Nugent                  Executive Vice President           April 27, 1999
------------------------------          and Chief Financial Officer
     (Charles J. Nugent)                (Principal Financial Officer)

/s/  Stuart H. Raub, Jr.                Director                           April 27, 1999
------------------------------
     (Stuart H. Raub, Jr.)

/s/  William E. Rusling                 Director                           April 27, 1999
------------------------------
     (William E. Rusling)

          Signature                     Capacity                      Date
          ---------                     --------                      ----
/s/  Mary Ann Russell                   Director                      April 27, 1999
------------------------------
     (Mary Ann Russell)

/s/  John O. Shirk                      Director                      April 27, 1999
------------------------------
     (John O. Shirk)

/s/  R. Scott Smith, Jr,                Executive Vice President      April 27, 1999
------------------------------
     (R. Scott Smith, Jr.)

/s/  James K. Sperry                    Director                      April 27, 1999
------------------------------
     (James K. Sperry)

/s/  Kenneth G. Stoudt                  Director                      April 27, 1999
------------------------------
     (Kenneth G. Stoudt)